Exhibit 99.1

2941 Fairview Park Drive Suite 100 Falls Church, VA 22042-4513 www.generaldynamics.com	News

October 28, 2009

Contact: Rob Doolittle

Tel: 703 876 3199

rdoolittle@gd.com

Defense Sector Leads Third-Quarter Performance for General Dynamics

•	Overall revenues grow 8.1 percent
•	Demand continues for vehicles, ammunition, IT and engineering services
•	Full-year EPS guidance increased

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported 2009 third-quarter earnings from continuing operations of $575 million, or $1.48 per share on a fully diluted basis, compared to 2008 third-quarter earnings from continuing operations of $634 million, or $1.59 per share fully diluted. Revenues rose to $7.7 billion in the quarter, an 8.1 percent increase over third-quarter 2008 revenues of $7.1 billion. Net earnings in the third quarter of 2009 were $572 million. Financial performance in the quarter was impacted by a previously announced five-week production furlough in July and August at the company’s Gulfstream Aerospace subsidiary, taken in response to global economic conditions.

Cash

Net cash provided by operating activities from continuing operations was $594 million for the third quarter. Free cash flow from operations, defined as net cash provided by operating activities from continuing operations less capital expenditures, was $513 million, or 89 percent of earnings from continuing operations.

Backlog

Total backlog at the end of the third quarter 2009 was $66.2 billion. Backlog grew in the Combat Systems and Information Systems and Technology segments in the quarter, reflecting continued strong demand for the company’s vehicle and ammunition products and information-technology services. New orders received included $950 million for production, support and reset of Stryker infantry combat vehicles for the U.S. Army, as well as ammunition orders for U.S. and allied customers. Demand for information-technology (IT) services and engineering support for military platforms produced a book-to-bill ratio of greater than 1 in the Information Systems and Technology segment. In addition to the backlog, the estimated potential contract value, representing management’s estimate of value under unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options, grew to $18.2 billion at the end of third-quarter 2009.

– more –

Performance Highlights

Revenues and operating earnings grew in all three of the company’s defense-related segments in the third quarter of 2009. Combat Systems increased revenues by 26.9 percent in the quarter and operating earnings by 20.6 percent. In Information Systems and Technology, revenues grew 8.8 percent and operating earnings increased 9.6 percent while Marine Systems increased revenue by 8.1 percent and operating earnings by 10.7 percent in third quarter 2009.

“The enduring strength of General Dynamics’ diverse portfolio is apparent in the company’s third-quarter 2009 financial results,” said company President and Chief Executive Officer Jay L. Johnson. “The company performed well despite the impact of reduced aircraft production at Gulfstream Aerospace. Continuing customer demand for our defense-related products coupled with our commitment to financial performance and effective execution produced strong margins and cash generation in the quarter.

“Based on the strength of the third-quarter results, we are increasing our guidance for full-year 2009 earnings from continuing operations to $6.15 to $6.20 per share, fully diluted,” Johnson said.

General Dynamics, headquartered in Falls Church, Va., employs approximately 92,300 people worldwide. The company is a market leader in business aviation; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and information systems and technologies.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, understandings, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its third-quarter 2009 securities analyst conference call, scheduled for 11:30 a.m. Eastern Time on Wednesday, October 28, 2009. The webcast will be a listen-only audio event, available at www.generaldynamics.com. An on-demand replay of the webcast will be available by 1:30 p.m. October 28 and will continue for 12 months. To hear a recording of the conference call by telephone, please call 888-286-8010 (international: 617-801-6888); passcode 26735283. The phone replay will be available from 1:30 p.m. October 28 until midnight November 4, 2009.

– more –

EXHIBIT A

CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Third Quarter		Variance
	2009	2008	$	%
Revenues	$7,719	$7,140	$579	8.1%
Operating costs and expenses	6,845	6,207	(638)

Operating earnings	874	933	(59)	(6.3)%

Interest, net	(40)	(11)	(29)
Other, net	(6)	—	(6)

Earnings from continuing operations before income taxes	828	922	(94)	(10.2)%

Provision for income taxes	253	288	35

Earnings from continuing operations	$575	$634	$(59)	(9.3)%

Discontinued operations, net of tax	(3)	—	(3)

Net earnings	$572	$634	$(62)	(9.8)%

Earnings per share - basic
Continuing operations	$1.49	$1.60	$(0.11)	(6.9)%
Discontinued operations	$(0.01)	$—	$(0.01)

Net earnings	$1.48	$1.60	$(0.12)	(7.5)%

Basic weighted average shares outstanding (in millions)	385.2	396.7

Earnings per share - diluted
Continuing operations	$1.48	$1.59	$(0.11)	(6.9)%
Discontinued operations	$(0.01)	$—	$(0.01)

Net earnings	$1.47	$1.59	$(0.12)	(7.5)%

Diluted weighted average shares outstanding (in millions)	388.1	399.8

- more -

EXHIBIT B

CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Nine Months		Variance
	2009	2008	$	%
Revenues	$24,083	$21,448	$2,635	12.3%
Operating costs and expenses	21,359	18,733	(2,626)

Operating earnings	2,724	2,715	9	0.3%

Interest, net	(117)	(42)	(75)
Other, net	(3)	3	(6)

Earnings from continuing operations before income taxes	2,604	2,676	(72)	(2.7)%

Provision for income taxes	815	828	13

Earnings from continuing operations	$1,789	$1,848	$(59)	(3.2)%

Discontinued operations, net of tax	(9)	(1)	(8)

Net earnings	$1,780	$1,847	$(67)	(3.6)%

Earnings per share - basic
Continuing operations	$4.64	$4.63	$0.01	0.2%
Discontinued operations	$(0.02)	$—	$(0.02)

Net earnings	$4.62	$4.63	$(0.01)	(0.2)%

Basic weighted average shares outstanding (in millions)	385.4	398.7

Earnings per share - diluted
Continuing operations	$4.62	$4.60	$0.02	0.4%
Discontinued operations	$(0.02)	$—	$(0.02)

Net earnings	$4.60	$4.60	$—	0.0%

Diluted weighted average shares outstanding (in millions)	387.2	401.8

- more -

EXHIBIT C

REVENUES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Third Quarter		Variance
	2009	2008	$	%
Revenues:
Aerospace	$1,120	$1,372	$(252)	(18.4)%
Combat Systems	2,347	1,850	497	26.9%
Marine Systems	1,518	1,404	114	8.1%
Information Systems and Technology	2,734	2,514	220	8.8%

Total	$7,719	$7,140	$579	8.1%

Operating earnings:
Aerospace	$125	$281	$(156)	(55.5)%
Combat Systems	316	262	54	20.6%
Marine Systems	155	140	15	10.7%
Information Systems and Technology	296	270	26	9.6%
Corporate	(18)	(20)	2	10.0%

Total	$874	$933	$(59)	(6.3)%

Operating margins:
Aerospace	11.2%	20.5%
Combat Systems	13.5%	14.2%
Marine Systems	10.2%	10.0%
Information Systems and Technology	10.8%	10.7%
Total	11.3%	13.1%

- more -

EXHIBIT D

REVENUES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Nine Months		Variance
	2009	2008	$	%
Revenues:
Aerospace	$3,990	$3,980	$10	0.3%
Combat Systems	7,159	5,862	1,297	22.1%
Marine Systems	4,812	4,176	636	15.2%
Information Systems and Technology	8,122	7,430	692	9.3%

Total	$24,083	$21,448	$2,635	12.3%

Operating earnings:
Aerospace	$540	$757	$(217)	(28.7)%
Combat Systems	895	803	92	11.5%
Marine Systems	486	389	97	24.9%
Information Systems and Technology	869	822	47	5.7%
Corporate	(66)	(56)	(10)	(17.9)%

Total	$2,724	$2,715	$9	0.3%

Operating margins:
Aerospace	13.5%	19.0%
Combat Systems	12.5%	13.7%
Marine Systems	10.1%	9.3%
Information Systems and Technology	10.7%	11.1%
Total	11.3%	12.7%

- more -

EXHIBIT E

PRELIMINARY CONSOLIDATED BALANCE SHEET (UNAUDITED)

DOLLARS IN MILLIONS

	October 4, 2009	December 31, 2008
ASSETS
Current assets:
Cash and equivalents	$1,409	$1,621
Accounts receivable	3,851	3,469
Contracts in process	4,472	4,341
Inventories	2,112	2,029
Other current assets	384	490

Total current assets	12,228	11,950

Noncurrent assets:
Property, plant and equipment, net	2,874	2,872
Intangible assets, net	1,846	1,617
Goodwill	12,410	11,413
Other assets	417	521

Total noncurrent assets	17,547	16,423

Total assets	$29,775	$28,373

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$705	$911
Accounts payable	2,316	2,443
Customer advances and deposits	4,078	4,154
Other current liabilities	2,728	2,852

Total current liabilities	9,827	10,360

Noncurrent liabilities:
Long-term debt	3,159	3,113
Other liabilities	5,071	4,847
Commitments and contingencies

Total noncurrent liabilities	8,230	7,960

Shareholders’ equity:
Common stock	482	482
Surplus	1,457	1,346
Retained earnings	14,626	13,287
Treasury stock	(3,412)	(3,349)
Accumulated other comprehensive loss	(1,435)	(1,713)

Total shareholders’ equity	11,718	10,053

Total liabilities and shareholders’ equity	$29,775	$28,373

- more -

EXHIBIT F

PRELIMINARY CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

DOLLARS IN MILLIONS

	Nine Months Ended
	October 4, 2009	September 28, 2008
Cash flows from operating activities:
Net earnings	$1,780	$1,847
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	257	223
Amortization	161	103
Stock-based compensation expense	87	78
Deferred income tax provision	189	83
Discontinued operations, net of tax	9	1
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	(324)	(207)
Contracts in process	(80)	(18)
Inventories	(56)	(125)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	(146)	(259)
Customer advances and deposits	(238)	759
Other current liabilities	(218)	(139)
Other, net	(64)	(27)

Net cash provided by operating activities from continuing operations	1,357	2,319
Net cash used by discontinued operations - operating activities	(12)	(5)

Net cash provided by operating activities	1,345	2,314

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(805)	(303)
Capital expenditures	(251)	(314)
Sales/maturities of available-for-sale securities	234	1,341
Purchases of available-for-sale securities	(129)	(1,365)
Other, net	30	31

Net cash used by investing activities	(921)	(610)

Cash flows from financing activities:
Repayments of commercial paper, net	(904)	—
Proceeds from fixed-rate notes	747	—
Dividends paid	(430)	(397)
Purchases of common stock	(109)	(1,047)
Proceeds from option exercises	68	148
Repayment of fixed-rate notes	—	(500)
Repayment of senior notes	—	(150)
Other, net	(8)	(32)

Net cash used by financing activities	(636)	(1,978)

Net decrease in cash and equivalents	(212)	(274)
Cash and equivalents at beginning of period	1,621	2,891

Cash and equivalents at end of period	$1,409	$2,617

- more -

EXHIBIT G

PRELIMINARY FINANCIAL INFORMATION (UNAUDITED)

DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	Third Quarter 2009		Third Quarter 2008
	Quarter	Year-to-date	Quarter	Year-to-date
Non-GAAP Financial Measures:
Free cash flow from operations:
Net cash provided by operating activities from continuing operations	$594	$1,357	$863	$2,319
Capital expenditures	(81)	(251)	(114)	(314)

Free cash flow from operations (A)	$513	$1,106	$749	$2,005

Return on invested capital:
Earnings from continuing operations	$2,419		$2,426
After-tax interest expense	109		90
After-tax amortization expense	140		94

Net operating profit after taxes	2,668		2,610
Average debt and equity	14,600		14,316

Return on invested capital (B)	18.3%		18.2%

Other Financial Information:
Return on equity (C)	21.9%		20.6%
Debt-to-equity (D)	33.0%		17.6%
Debt-to-capital (E)	24.8%		15.0%
Book value per share (F)	$30.37		$30.94
Total taxes paid	$144		$212
Company-sponsored research and development (G)	$140		$115
Employment	92,300		85,600
Sales per employee (H)	$348,900		$344,400
Shares outstanding	385,801,290		392,147,349

(A)	We believe free cash flow from operations is a measurement that is useful to investors, because it portrays our ability to generate cash from our core businesses for such purposes as repaying maturing debt, funding business acquisitions and paying dividends. We use free cash flow from operations to assess the quality of our earnings and as a performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities from continuing operations.
(B)	We believe return on invested capital is a measurement that is useful to investors, because it reflects our ability to generate returns from the capital we have deployed in our operations. We use ROIC to evaluate investment decisions and as a performance measure in evaluating management. We define ROIC as net operating profit after taxes for the latest 12-month period divided by the sum of the average debt and shareholders’ equity for the same period. Net operating profit after taxes is defined as earnings from continuing operations plus after-tax interest and amortization expense. The most directly comparable GAAP measure to net operating profit after taxes is earnings from continuing operations.
(C)	Return on equity is calculated by dividing earnings from continuing operations for the latest 12-month period by our average equity during that period.
(D)	Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.
(E)	Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of the end of the period.
(F)	Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.
(G)	Includes independent research and development and bid and proposal costs and Gulfstream product development costs.
(H)	Sales per employee is calculated by dividing revenues for the latest 12-month period by our average number of employees during that period.

- more -

EXHIBIT H

BACKLOG (UNAUDITED)

DOLLARS IN MILLIONS

Third Quarter 2009	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Potential Contract Value
Aerospace	$18,811	$444	$19,255	$1,361	$20,616
Combat Systems	11,508	1,355	12,863	2,645	15,508
Marine Systems	8,011	15,479	23,490	1,170	24,660
Information Systems and Technology	8,467	2,174	10,641	13,024	23,665

Total	$46,797	$19,452	$66,249	$18,200	$84,449

Second Quarter 2009
Aerospace	$19,306	$570	$19,876	$1,633	$21,509
Combat Systems	11,494	1,364	12,858	2,451	15,309
Marine Systems	8,645	15,724	24,369	1,241	25,610
Information Systems and Technology	8,208	2,297	10,505	12,372	22,877

Total	$47,653	$19,955	$67,608	$17,697	$85,305

Third Quarter 2008
Aerospace	$21,466	$618	$22,084	$2,278	$24,362
Combat Systems	12,540	3,300	15,840	2,625	18,465
Marine Systems	7,907	3,573	11,480	2,143	13,623
Information Systems and Technology	7,761	3,324	11,085	10,649	21,734

Total	$49,674	$10,815	$60,489	$17,695	$78,184

*	The estimated potential contract value represents management’s estimate of our future contract value under unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including aircraft fleet customers’ options to purchase new aircraft. Because the value in the unfunded IDIQ arrangements is subject to the customer’s future exercise of an indeterminate quantity of delivery orders, we recognize these contracts in backlog only when they are funded. Unexercised options are recognized in backlog when the customer exercises the option and establishes a firm order.

- more -

EXHIBIT I

THIRD QUARTER 2009 SIGNIFICANT ORDERS (UNAUDITED)

DOLLARS IN MILLIONS

We received the following significant contract orders during the third quarter of 2009:

Combat Systems

•	Approximately $950 from the U.S. Army for the production of Stryker wheeled armored vehicles, related support and reset of vehicles.

•	Approximately $115 from the Canadian government to supply various calibers of training and tactical ammunition.

•	Approximately $80 from the Army for the production of Hydra-70 rockets. This order brings the total contract value to date to over $1 billion.

•	Approximately $45 from the Army for small-caliber ammunition and other munitions in support of the Afghanistan National Forces. This contract has a potential value of $300.

•	Combat Systems was selected as the prime contractor and systems integrator for the Canadian government’s LAV III upgrade program. The program has a potential value of $850.

Marine Systems

•	Approximately $160 from the Navy for Class Common Equipment (CCE) material for the DDG 1000 destroyer program.

•	Two contracts from the U.S. Navy with a combined potential value of approximately $100 for repair work on USS Hartford, a Los Angeles-class submarine.

Information Systems and Technology

•	Approximately $155 in orders under the Network-Centric Solutions (NETCENTS) program, bringing the total contract value to almost $1 billion.

•	Approximately $90 under the Warfighter Field Operations Customer Support (FOCUS) program to provide life-cycle contractor and training support worldwide.

•

Approximately $20 from the Navy to develop commercial-off-the-shelf software and hardware upgrades to integrate improved tactical control capabilities for multiple submarine classes. This contract has a potential value of approximately $400.

•

A task order to provide enterprise information technology support to the U.S. Coast Guard under the Enterprise Acquisition Gateway for Leading-Edge Solutions (EAGLE) indefinite delivery indefinite quantity (IDIQ) contract. This task order has a potential value of approximately $140 if all options are exercised.

•

One of three IDIQ contracts under the Advanced Technical Exploitation Program (ATEP), which has a potential value of $600 among all awardees, to provide intelligence analysis, software systems development and support, sensor exploitation research, and development of space-based and airborne sensor data for the U.S. Air Force.

•

One of six IDIQ contracts from the Navy to provide engineering and technical services in support of hull, mechanical, electrical and electronics (HME&E) systems. The total contract has a potential value of $475 among all awardees.

- more -

EXHIBIT J

GULFSTREAM SUPPLEMENTAL DATA (UNAUDITED)

	Third Quarter		Nine Months
	2009	2008	2009	2008
Green Deliveries (units):
Large aircraft	14	23	56	67
Mid-size aircraft	3	16	18	48

Total	17	39	74	115

Outfitted Deliveries (units):
Large aircraft	20	22	60	66
Mid-size aircraft	4	16	29	48

Total	24	38	89	114

Pre-owned Activity:
Units	3	—	5	2

Revenues (millions)	$62	$—	$119	$17
Operating earnings (millions)	$(9)	$1	$(32)	$3

Gulfstream margins including pre-owned activity	13.3%	20.5%	15.9%	19.0%

Gulfstream margins excluding pre-owned activity	15.5%	20.4%	17.6%	19.0%

# # #